UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Advanced Series Trust
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ADVANCED SERIES TRUST

AST Aggressive Asset Allocation Portfolio

Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON
March 30, 2011

To the Shareholders of AST Aggressive Asset Allocation Portfolio of Advanced Series Trust:

Notice is hereby given that a special meeting of shareholders of the AST Aggressive Asset Allocation Portfolio (the Aggressive Portfolio) of Advanced Series Trust (the Trust) will be held at the offices of Prudential Investments LLC (PI), Gateway Center Three, 100 Mulberry Street, 14th Floor, Newark, New Jersey 07102 on March 30, 2011 at 10:00 a.m. Eastern Time or at such adjourned time as may be necessary to vote (the Meeting). The purpose of the Meeting is to consider and act upon the proposal listed below and to transact such other business as may properly come before the Meeting:

1.  To approve an increase in the investment management fee rate paid to PI and AST Investment Services, Inc. (AST, and together with PI, the Co-Managers) by the Aggressive Portfolio in connection with the implementation of a new investment strategy for the Portfolio.

In particular, Proposal No. 1 corresponds to the planned termination of the existing subadviser for the Portfolio, the planned retention of Wellington Management Company, LLP (Wellington Management) as the new subadviser for the Portfolio, the planned name change for the Portfolio, and the planned implementation by Wellington Management of a new investment strategy for the Portfolio as described in greater detail in the Proxy Statement attached to this Notice.

The Board of Trustees of the Trust (the Board) has fixed the close of business on January 14, 2011 as the record date for determining Aggressive Portfolio shareholders entitled to notice of, and to vote at, the Meeting, and only beneficial owners of shares of the Aggressive Portfolio at the close of business on that date are entitled to notice of, and to vote at, the Meeting. Each full share of the Aggressive Portfolio is entitled to one vote on the proposal and each fractional share is entitled to a corresponding fractional vote on the proposal.

You are cordially invited to attend the Meeting. If you do not expect to attend the Meeting in person, you are requested to complete, date and sign the enclosed voting instruction card and return it promptly in the envelope provided for that purpose. Alternatively, you may vote by telephone as described in the Proxy Statement attached to this Notice. The enclosed voting instruction card is being solicited on behalf of the Board.

YOUR VOTE IS IMPORTANT. IN ORDER TO AVOID THE UNNECESSARY EXPENSE OF FURTHER SOLICITATION, WE URGE YOU TO INDICATE VOTING INSTRUCTIONS ON THE ENCLOSED VOTING INSTRUCTION CARD, DATE AND SIGN IT, AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED, NO MATTER HOW LARGE OR SMALL YOUR INVESTMENT. YOU MAY REVOKE YOUR INSTRUCTION AT ANY TIME PRIOR TO ITS USE BY APPEARING AT THE MEETING IN PERSON, AND REQUESTING REVOCATION PRIOR TO THE VOTING.  YOU CAN THEN VOTE IN PERSON AT THE MEETING AFTER SUCH REVOCATION.

By order of the Board of Trustees of Advanced Series Trust

  Jonathan D. Shain
  Assistant Secretary
  Advanced Series Trust

[February     , 2011]

ADVANCED SERIES TRUST
AST Aggressive Asset Allocation Portfolio

Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102
(800) 778-2255

PROXY STATEMENT
Special Meeting of Shareholders
To Be Held on March 30, 2011

This Proxy Statement is furnished in connection with a special meeting of shareholders of the AST Aggressive Asset Allocation Portfolio (the Aggressive Portfolio), a series of Advanced Series Trust (the Trust), and any adjournment thereof (the Meeting). The Board of Trustees of the Trust (the Board) has called the Meeting for shareholders to approve an increase in the investment management fee rate paid to Prudential Investments LLC (PI) and AST Investment Services, Inc. (AST, and together with PI, the Co-Managers) by the Aggressive Portfolio in connection with the implementation of a new investment strategy for the Portfolio.  Such proposal for an increase in the Portfolio’s investment management fee rate is referred to herein from time to time as the “Proposal.”

The Proposal corresponds to the planned termination of the existing subadviser for the Portfolio, the planned retention of Wellington Management Company, LLP (Wellington Management) as the new subadviser for the Portfolio, the planned name change for the Portfolio, and the planned implementation by Wellington Management of a new investment strategy for the Portfolio as described in greater detail in this Proxy Statement.  The new subadviser will be retained and the new investment strategy will be implemented only if shareholders approve the increased investment management fee rate for the Portfolio in accordance with the requirements of the Investment Company Act of 1940 (the 1940 Act).

The Meeting will be held at Gateway Center Three, 100 Mulberry Street, 14th Floor, Newark, New Jersey 07102 on March 30, 2011 at 10:00 a.m. Eastern Time. The Board is soliciting these voting instructions on behalf of the Aggressive Portfolio. This Proxy Statement will first be sent to shareholders of the Aggressive Portfolio on or about [February     , 2011], and is also available at http://www.prudential.com/view/page/public/12669.  The close of business on January 14, 2011 (the Record Date) has been fixed as the record date for the determination of shareholders of the Aggressive Portfolio entitled to notice of, and to vote at, the Meeting. As of the Record Date, there were 51,956,669 outstanding shares of the Aggressive Portfolio.

Copies of the Trust’s most recent annual and semi-annual reports, including financial statements, have previously been delivered to shareholders. Shareholders of the Trust may obtain without charge additional copies of the Trust’s annual and semi-annual reports by writing the Trust at Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102, or by calling (800) 752-6342.

INTRODUCTION

Portfolio Background and Management
The Trust is an open-end, management investment company registered under the 1940 Act. The Trust is organized as a Massachusetts business trust. The Aggressive Portfolio is organized as a separate series of the Trust.  AST, One Corporate Drive, Shelton, Connecticut 06484, and PI, Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102, serve as the Co-Managers of the Aggressive Portfolio. As of October 31, 2010, PI served as the manager or co-manager to open-end investment companies and as manager or administrator to closed-end investment companies with aggregate assets of approximately $139.2 billion. Quantitative Management Associates LLC (QMA), an affiliate of AST and PI, serves as the sole subadviser for the Aggressive Portfolio.  The Portfolio was first offered as of December 5, 2005.

Prudential Mutual Fund Services LLC (PMFS), Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102, serves as the transfer and dividend disbursing agent of the Trust. PMFS is an affiliate of PI and AST. PMFS provides customary transfer agency services to the Trust, including the handling of shareholder communications, the processing of shareholder transactions, the maintenance of shareholder account records, the payment of dividends and distributions, and related functions. For these services, PMFS receives compensation from the Trust and is reimbursed for its transfer agent expenses which include an annual fee per shareholder account, a monthly inactive account fee per shareholder account and its out-of-pocket expenses; including but not limited to postage, stationery, printing, allocable communication expenses and other costs.  BNY Investment Servicing (U.S.) Inc. (BNYIS) serves as sub-transfer agent to the Trust. PMFS has contracted with BNYIS, 301 Bellevue Parkway, Wilmington, Delaware 19809, to provide certain administrative functions to the Transfer Agent. PMFS will compensate BNYIS for such services.

Investment Objective and Principal Investment Policies of Aggressive Portfolio
The investment objective of the Aggressive Portfolio is to obtain the highest potential total return consistent with its specified level of risk tolerance. The investment objective and risk level of the Aggressive Portfolio are non-fundamental investment policies of the Portfolio and may be changed by the Board without shareholder approval.  No assurance can be given that the Aggressive Portfolio will achieve its investment objective.

The Aggressive Portfolio is a “fund-of-funds.” That means that the Aggressive Portfolio invests primarily in one or more mutual funds in accordance with its own asset allocation strategy. Other mutual funds in which the Aggressive Portfolio may invest are collectively referred to as the “Underlying Portfolios.” Consistent with the investment objectives and policies of the Aggressive Portfolio, other mutual funds may from time to time be added to, or removed from, the list of Underlying Portfolios that may be used in connection with the Aggressive Portfolio. Currently, the only Underlying Portfolios in which the Aggressive Portfolio invests are other investment portfolios of the Trust and certain money market funds advised by a Co-Manager or one of their affiliates.

QMA, the sole subadviser for the Aggressive Portfolio, begins by constructing a neutral allocation for the Aggressive Portfolio. Each neutral allocation initially divides the assets for the Aggressive Portfolio across three broad-based securities benchmark indexes: the Russell 3000 Index, the Barclays Capital U.S. Aggregate Bond Index, and the MSCI EAFE Index. The neutral allocation will emphasize investments in the equity asset class. The selection of specific combinations of Underlying Portfolios for the Aggressive Portfolio generally will be determined by PI. PI will employ various quantitative and qualitative research methods to establish weighted combinations of Underlying Portfolios that are consistent with the neutral allocation for the Aggressive Portfolio. QMA will then perform its own forward-looking assessment of macroeconomic, market, financial, security valuation, and other factors. As a result of this assessment, QMA will further adjust the neutral allocation and the preliminary Underlying Portfolio weights for the Aggressive Portfolio based upon its views on certain factors, including, but not limited to, the following:

•       asset class (i.e., increase or decrease allocation to Underlying Portfolios focusing primarily on equity or debt securities);

•       geographic focus (i.e., increase or decrease allocation to Underlying Portfolios focusing primarily on domestic or international issuers);

•       investment style (i.e., increase or decrease allocation to Underlying Portfolios focusing primarily on securities with value, growth, or core characteristics);

•       market capitalization (i.e., increase or decrease allocation to Underlying Portfolios focusing primarily on small-cap, mid-cap, or large-cap issuers); and

•       “off-benchmark” factors (e.g., add exposure to asset sub-classes or investment categories generally not captured in the neutral allocation such as real estate, natural resources, global bonds, limited maturity bonds, high-yield bonds (also referred to as “junk bonds”), or cash.

The assets of the Aggressive Portfolio are invested in accordance with the table below under normal circumstances.

Approximate Net Assets Allocated to Underlying Portfolios Investing Primarily in Equity Securities	Approximate Net Assets Allocated to Underlying Portfolios Investing Primarily in Debt Securities and Money Market Instruments
100% (Generally range from 92.5%-100%)	0% (Generally range from 0%-7.5%)

Reason for the Meeting
At a quarterly Board meeting held on December 16, 2010 (the December Board Meeting), the Board considered presentations made by the Co-Managers and Wellington Management concerning changes to the Aggressive Portfolio’s investment management fee rate, investment subadvisory arrangements, investment strategy, investment objective, non-fundamental investment policies, performance benchmarks, and name (such changes are collectively referred to herein from time to time as the Portfolio Repositioning).  The Co-Managers believe that the Portfolio Repositioning, if implemented, will improve the variety and quality of portfolios that are available to Contract owners.  At the conclusion of the December Board Meeting, the Board approved all aspects of the Portfolio Repositioning, the calling of the Meeting, and the submission of the Proposal to shareholders. The proposal being presented to Portfolio shareholders involves the approval of an increase in the investment management fee rate paid to the Co-Managers by the Portfolio. If shareholders approve the Proposal, the Portfolio’s existing management agreement with the Co-Managers will be amended to increase the investment management fee paid to the Co-Managers.

As further explained below, the Co-Managers and the Board are proposing the investment management fee rate increase in order to enable the Co-Managers to: (i) terminate QMA as the sole subadviser for the Aggressive Portfolio; (ii) retain Wellington Management as the sole subadviser for the Portfolio; and (iii) have Wellington Management implement a new investment strategy for the Portfolio. Specifically, if the increased investment management fee rate is approved by Aggressive Portfolio shareholders, the revised fee schedule will become effective upon the addition of Wellington Management as a subadviser to the Portfolio. Such addition is expected to occur on or about the close of business on Friday April 29, 2011.  In turn, once Wellington Management becomes a subadviser to the Portfolio, it is expected that: (i) Wellington Management will commence implementation of its new investment strategy for the Portfolio; (ii) the name of the Portfolio will be changed from the AST Aggressive Asset Allocation Portfolio to the AST Wellington Management Hedged Equity Portfolio (referred to herein from time to time as the Wellington Management Portfolio); and (iii) certain changes to the Portfolio’s investment objective, non-fundamental investment policies, and blended performance benchmark will become effective as described below. See “Reasons for Proposed Amendment to Management Agreement Fee Schedule” and “Description of Portfolio Repositioning” below under Proposal No. 1.

In the event Aggressive Portfolio shareholders do not approve the proposed increased investment management fee rate, the increased investment management fee rate, the retention of Wellington Management, and the investment strategy, investment objective, non-fundamental investment policy, performance benchmark, and name changes will not go into effect. Instead, the Aggressive Portfolio will continue to operate as a “fund-of-funds” in accordance with its current investment objective and strategy and its investment management fee rate will remain unchanged.

Voting
The various portfolios of the Trust serve as investment vehicles for insurance companies (collectively, the Participating Insurance Companies) writing variable annuity contracts and variable life insurance policies (collectively, the Contracts). [As of the Record Date, Prudential Annuities Life Assurance Corporation (PALAC), Pruco Life Insurance Company (Pruco), Pruco Life Insurance Company of New Jersey (Pruco NJ), Allstate Life Insurance Company, and Allstate Life Insurance Company of New York are the only Participating Insurance Companies].  [Each of PALAC, Pruco, and Pruco NJ is an affiliate of AST and PI].  Each Participating Insurance Company holds assets invested in these Contracts in various separate accounts, each of which is divided into sub-accounts investing exclusively in a mutual fund or in a portfolio of a mutual fund.  Therefore, Contract owners who have allocated their account values to applicable sub-accounts are indirectly invested in the Aggressive Portfolio through the Contracts and should consider themselves shareholders of the Aggressive Portfolio for purposes of this Proxy Statement. Each Contract owner invested in the Aggressive Portfolio at the close of business on January 14, 2011 (also referred to as the “Record Date”) will be entitled to instruct the relevant Participating Insurance Company how to vote at the Meeting.  In particular, Contract owners will be entitled to give voting instructions equivalent to one vote for each full share and a fractional vote for each fractional share of the Aggressive Portfolio that he or she beneficially owns.  In accordance with requirements of the Securities and Exchange Commission (the SEC), each Participating Insurance Company, as record owner of Aggressive Portfolio shares, will vote such shares for which it does not receive instruction from the Contract owners in the same proportion as the votes that are actually cast in accordance with instructions received from Contract owners (i.e., for the Proposal, against the Proposal, or abstain). The presence at the Meeting of the Participating Insurance Companies affiliated with PI and AST will be sufficient to constitute a quorum. Therefore, this proportional voting procedure may result in a relatively small number of Contract owners determining the outcome of the vote on the various proposals.

The required vote for shareholder approval of the Proposal and the various methods that shareholders may use to vote are described in more detail in this Proxy Statement under the caption “Voting Information.”

PROPOSAL NO. 1

TO APPROVE AN INCREASE IN THE INVESTMENT MANAGEMENT FEE RATE PAID TO
PRUDENTIAL INVESTMENTS LLC AND AST INVESTMENT SERVICES, INC.
BY THE AST AGGRESSIVE ASSET ALLOCATION PORTFOLIO

The Board, including a majority of the Trustees of the Trust who are not “interested persons” of the Trust under the 1940 Act (collectively, the Independent Trustees), has approved, and recommends that the shareholders of the Aggressive Portfolio approve, a revised fee schedule to the management agreement, dated as of May 1, 2003 (the Management Agreement), by and between the Trust, on behalf of the Aggressive Portfolio, and the Co-Managers. The revised fee schedule was approved by the Board at the December Board Meeting. If implemented, the revised fee schedule will result in an increase in the investment management fee rate paid to the Co-Managers by the Aggressive Portfolio. A copy of the Management Agreement and the revised fee schedule is attached as Exhibit A hereto.

CURRENT MANAGEMENT AGREEMENT

As set forth above, PI and AST currently serve as the Co-Managers for the Aggressive Portfolio. Pursuant to the Management Agreement, PI and AST provide investment advisory and related management and administrative services to the Aggressive Portfolio.  The current Management Agreement was most recently approved by the shareholders of the Aggressive Portfolio at a special meeting of the initial shareholders of the Portfolio that was held on June 8, 2005. The current Management Agreement was most recently renewed by the Board, including the Independent Trustees, at Board meetings held on June 23, 2010.

Under the current Management Agreement, the Aggressive Portfolio’s annualized contractual investment management fee is 0.15% of its average daily net assets. Since the Aggressive Portfolio operates as a “fund-of-funds,” the Portfolio also indirectly pays investment management fees on its investments in the relevant Underlying Portfolios.   Based on the Aggressive Portfolio’s net assets as of September 30, 2010, the estimated annualized gross effective investment management fee rate for the Portfolio was approximately 1.03%.  This estimated annualized gross effective investment management fee rate includes: (i) the 0.15% contractual investment management fee paid directly to the Co-Managers by the Aggressive Portfolio plus (ii) the estimated annualized weighted average of the investment management fees paid to the Co-Managers by the Underlying Portfolios (i.e., 0.88%) based on the holdings of the Aggressive Portfolio as of September 30, 2010.  QMA’s annualized contractual investment management fee is 0.04% of the Portfolio’s average daily net assets.  The Co-Managers also paid subadvisory fees to the relevant subadvisers for the Underlying Portfolios based upon the Aggressive Portfolio’s investments in those Underlying Portfolios.  Based on the Aggressive Portfolio’s net assets as of September 30, 2010, the estimated annualized gross effective subadvisory fee rate for the Portfolio was approximately 0.34%.  This estimated annualized gross effective subadvisory fee rate includes: (i) the 0.04% contractual subadvisory fee paid directly to QMA by the Co-Managers plus (ii) the estimated annualized weighted average of the subadvisory fees paid to the subadvisers for the Underlying Portfolios by the Co-Managers (i.e., 0.30%) based on the holdings of the Aggressive Portfolio as of September 30, 2010.  Based on the Aggressive Portfolio’s net assets as of September 30, 2010, the estimated annualized net effective investment management fee rate for the Portfolio was approximately 0.69% (i.e., estimated annualized gross effective investment management fee rate of 1.03% - estimated annualized gross effective subadvisory fee rate of 0.34%).

In dollar terms, the Aggressive Portfolio directly paid $623,650 in investment management fees to the Co-Managers pursuant to the current Management Agreement during the 12-month period ended September 30, 2010. The Co-Managers, in turn, paid $165,847 to QMA for providing subadvisory services for the Aggressive Capital Portfolio during that period. In summary, the net retained contractual investment management fee for the Co-Managers for the 12-month period ended September 30, 2010 was $457,803.  The estimated investment management fees paid to the Co-Managers by the relevant Underlying Portfolios for the 12-month period ended September 30, 2010 was approximately $3,920,212 based upon the Aggressive Portfolio’s holdings in those Underlying Portfolios as of September 30, 2010. The Co-Managers, in turn, paid a portion of these investment management fees received from the Underlying Portfolios to the subadvisers for the relevant Underlying Portfolios. The estimated subadvisory fees paid by the Co-Managers to the subadvisers for the relevant Underlying Portfolios for the 12-month period ended September 30, 2010 was approximately $1,336,436 based upon the Aggressive Portfolio’s holdings in those Underlying Portfolios as of September 30, 2010.  In summary, the estimated net effective investment management fee retained by the Co-Managers for the 12-month period ended September 30, 2010 was approximately $3,041,579.

DESCRIPTION OF PROPOSED AMENDMENT TO MANAGEMENT AGREEMENT FEE SCHEDULE

If the shareholders of the Aggressive Portfolio approve this proposal, the fee schedule for the Management Agreement will be revised to provide that the Portfolio will pay the Co-Managers an investment management fee at the annual rate of 1.00% of the Portfolio’s average daily net assets.  Although the proposed contractual investment management fee rate for the Portfolio (i.e., 1.00%) is higher than its current contractual investment management fee rate (i.e., 0.15%), the Co-Managers note that the proposed contractual investment management fee rate for the Portfolio was lower than its estimated gross effective investment management fee rate (i.e., 1.03%) for the 12-month period ended September 30, 2010.  As under the current arrangement, the investment management fee will be computed daily, and will be paid to the Co-Managers on a monthly basis. With the exception of the investment management fee rate, all other terms of the Management Agreement will remain unchanged.

REASONS FOR PROPOSED AMENDMENT TO MANAGEMENT AGREEMENT FEE SCHEDULE

The Co-Managers and the Board are proposing the increased investment management fee rate for the Aggressive Portfolio in order to effect the Portfolio Repositioning. In particular, an increased investment management fee rate will enable the Co-Managers to: (i) terminate QMA as the sole subadviser for the Aggressive Portfolio; (ii) retain Wellington Management as the sole subadviser to the Portfolio; and (iii) have Wellington Management implement a new investment strategy on behalf of the Portfolio. See “Description of the Portfolio Repositioning” below. The Board has already approved all aspects of the Portfolio Repositioning, including the termination of QMA as the sole subadviser to the Portfolio and the addition of Wellington Management as the sole subadviser to the Portfolio. Implementation of the Portfolio Repositioning is subject to receipt of shareholder approval of the increased investment management fee rate in accordance with the requirements of the 1940 Act.

Shareholder approval of the termination of the current subadvisory arrangements with QMA and the Co-Managers’ planned retention of Wellington Management as the sole subadviser for the Portfolio, however, is not required pursuant to an exemptive order received by the Trust and the Co-Managers. The current and anticipated contractual and effective subadvisory fee rates for the Portfolio are set forth below.

Portfolio Name	Subadviser	Contractual Subadvisory Fee Rate
AST Aggressive Asset Allocation Portfolio	Quantitative Management Associates LLC	0.04% of average daily net assets*

AST Wellington Management Hedged Equity Portfolio	Wellington Management Company, LLP

0.45% of average daily net assets to $500 million; 0.425% of average daily net assets over $500 million to $1.5 billion; 0.40% of average daily net assets over $1.5 billion to $3 billion; and 0.375% of average daily net assets over $3 billion

*  Since the Aggressive Portfolio operates as a “fund-of-funds,” the Co-Managers also pay subadvisory fees to the relevant subadvisers for the Underlying Portfolios based upon the Aggressive Portfolio’s investments in those Underlying Portfolios.  Based on the Aggressive Portfolio’s net assets as of September 30, 2010, the estimated annualized gross effective subadvisory fee rate for the Portfolio was approximately 0.34%.  This estimated annualized gross effective subadvisory fee rate includes: (i) the 0.04% contractual subadvisory fee paid directly to QMA by the Co-Managers plus (ii) the estimated annualized weighted average of the subadvisory fees paid to the subadvisers for the Underlying Portfolios by the Co-Managers (i.e., 0.30%) based on the holdings of the Aggressive Portfolio as of September 30, 2010.

The table and the related footnote above illustrate for the 12-month period ended September 30, 2010 that: (i) the contractual subadvisory fee rate to be paid by the Co-Managers to Wellington Management is higher than that currently paid by the Co-Managers to QMA and (ii) the estimated annualized gross effective subadvisory fee rate for the Wellington Management Portfolio is higher than that of the Aggressive Portfolio.

COMPARATIVE INFORMATION

Shareholder Transaction Expenses (fees paid directly from your investment):

The table below describes the fees and expenses that you may pay if you buy and hold shares of the Portfolio.

	Aggressive Portfolio	Wellington Management Portfolio
Maximum Sales Charge (Load) Imposed on Purchases	N/A*	N/A*
Maximum Deferred Sales Charge (Load)	N/A*	N/A*
Maximum Sales Charge (Load) Imposed on Reinvested Dividends	N/A*	N/A*
Redemption Fees	N/A*	N/A*
Exchange Fee	N/A*	N/A*

*  Because shares of the Portfolio may be purchased only through Contracts, the prospectus of the relevant Contract should be carefully reviewed for information on the charges and expenses of those Contracts. This table does not reflect any such charges; and the expenses shown would be higher if such charges were reflected.

Annual Fund Operating Expenses (expenses that are deducted from Portfolio assets):

The following fee tables provide: (i) historical information about the annualized fees and expenses attributable to shares of the Aggressive Portfolio for the 12-month period ended September 30, 2010 based on the Portfolio’s current investment management and subadvisory arrangements and (ii) estimated pro forma information about the annualized fees and expenses attributable to shares of the Wellington Management Portfolio for the 12-month period ended September 30, 2010 assuming the proposed increased investment management fee rate and the subadvisory arrangements with Wellington Management had been in effect during that period. Future fees and expenses may be greater or less than those indicated below.

Annualized Operating Expenses for AST Aggressive Asset Allocation Portfolio

Investment Management Fees		Distribution (12b-1) Fees	Other Expenses		Underlying Portfolio Fees and Expenses		Total Annual Portfolio Operating Expenses
0.15	%*	None	0.04	%**	1.01	%***	1.20%

 * The only investment management fee paid directly to the Co-Managers by the Aggressive Portfolio is the Portfolio’s annualized contractual investment management fee of 0.15% of its average daily net assets. Since the Aggressive Portfolio operates as a “fund-of-funds,” the Aggressive Portfolio also indirectly pays investment management fees on its investments in the Underlying Portfolios.  Based on the Aggressive Portfolio’s net assets as of September 30, 2010, the estimated annualized gross effective investment management fee rate for the Portfolio was 1.03%.  This estimated annualized gross effective investment management fee rate includes: (i) the 0.15% contractual investment management fee paid directly to the Co-Managers by the Aggressive Portfolio plus (ii) the estimated annualized weighted average of the investment management fees paid to the Co-Managers by the Underlying Portfolios (i.e., 0.88%) based on the holdings of the Aggressive Portfolio as of September 30, 2010.

**  As used in connection with the Aggressive Portfolio, the term “Other Expenses” includes certain operating expenses, including, without limitation, fees for custodian services, Independent Trustees’ fees, and fees for legal, accounting, valuation, and transfer agency services. The Trust has also entered into arrangements with the issuers of the variable insurance products offering the Aggressive Portfolio under which the Trust currently compensates such issuers for providing ongoing services to Aggressive Portfolio shareholders (e.g., the printing and mailing of Trust prospectuses and shareholder reports) in lieu of the Trust providing such services directly to shareholders. The contractual administrative services fee is 0.10% of the Aggressive Portfolio’s average daily net assets, subject to certain voluntary breakpoints. The Aggressive Portfolio is not directly subject to the administrative services fee to the extent it invests in Underlying Portfolios. The Underlying Portfolios in which the Aggressive Portfolio invests, however, are subject to the administrative services fee.

*** The Aggressive Portfolio indirectly incurs a pro rata portion of the fees and expenses of the Underlying Portfolios in which it invests. The expenses shown under “Underlying Portfolio Fees and Expenses” represent an annualized weighted average of the expense ratios of the Underlying Portfolios in which the Aggressive Portfolio invested as of September 30, 2010. The Aggressive Portfolio does not pay any transaction fees when purchasing or redeeming shares of the Underlying Portfolios.

Estimated Annualized Pro Forma Operating Expenses for AST Wellington Management Hedged Equity Portfolio

Investment Management Fees	Distribution (12b-1) Fees	Other Expenses		Total Annual Portfolio Operating Expenses
1.00%	None	0.17	%*	1.17%

*  As used in connection with the Wellington Management Portfolio, the term “Other Expenses” includes certain operating expenses, including, without limitation, fees for custodian services, Independent Trustees’ fees, and fees for legal, accounting, valuation, and transfer agency services. The Trust has also entered into arrangements with the issuers of the variable insurance products offering the Wellington Management Portfolio under which the Trust currently compensates such issuers for providing ongoing services to Aggressive Portfolio shareholders (e.g., the printing and mailing of Trust prospectuses and shareholder reports) in lieu of the Trust providing such services directly to shareholders. The contractual administrative services fee is 0.10% of the Wellington Management Portfolio’s average daily net assets, subject to certain voluntary breakpoints.

Expense Examples

The Expense Examples below are intended to help you compare the cost of investing in the Aggressive Portfolio under the current investment management and subadvisory arrangements with the cost of investing in the Wellington Management Portfolio assuming the proposed increased investment management fee rate and the subadvisory arrangements with Wellington Management were in effect for the 12-month period ended September 30, 2010. These Expense Examples assume that you invest $10,000 in the Portfolio for the time periods indicated. The Expense Examples also assume that your investment has a 5% return each year, that the Portfolio’s total operating expenses remain the same, and that no expense waivers and reimbursements are in effect. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

Expense Example Based on Operating Expenses for AST Aggressive Asset Allocation Portfolio

Portfolio	1 Year	3 Years	5 Years	10 Years
AST Aggressive Asset Allocation Portfolio	$122	$381	$660	$1,455

Expense Example Based on Estimated Pro Forma Operating Expenses for AST Wellington Management Hedged Equity Portfolio

Portfolio	1 Year	3 Years	5 Years	10 Years
AST Wellington Management Hedged Equity Portfolio	$119	$372	$644	$1,420

Actual and Pro Forma Payments of Contractual and Effective Investment Management and Subadvisory Fees for the Portfolio

Had the proposed increased investment management fee rate and the subadvisory arrangements with Wellington Management been in effect during the 12-month period ended September 30, 2010, the Co-Managers would have: (i) received approximately $4,454,787 in investment management fees from the Portfolio; (ii) paid approximately $2,004,654 in subadvisory fees to Wellington Management; and (iii) had net retained investment management fees of approximately $2,450,133 in connection with the Portfolio (i.e., $4,454,787 in investment management fees received - $2,004,654 in subadvisory fees paid).

Summarized in the table below (in both dollar and percentage terms) are the actual and estimated pro forma: (i) contractual and effective investment management fees received by the Co-Managers with respect to the Portfolio during the 12-month period ended September 30, 2010, (ii) contractual and effective subadvisory fees paid by the Co-Managers with respect to the Portfolio (i.e., to QMA, the subadvisers for the relevant Underlying Portfolios, and Wellington Management, as the case may be) during the 12-month period ended September 30, 2010, and (iii) contractual and effective net investment management fee retained by the Co-Managers during the 12-month period ended September 30, 2010.

	Contr Inv Mgt Fee Received by Co-Managers	Effective Inv Mgt Fee Received by Co-Managers	Contr Sub Fee Paid by Co- Managers to Relevant Sub	Effective Sub Fee Paid by Co- Managers to Relevant Sub	Net Contr Inv Mgt Fee Retained by Co-Managers	Net Effective Inv Mgt Fee Retained by Co-Managers

Wellington Management Portfolio (Estimated Pro Forma)	$4,454,787	$4,454,787	$2,004,654	$2,004,654	$2,450,133	$2,450,133

Aggressive Portfolio (Actual)	$623,650	$4,543,862*	$165,847	$1,502,283**	$457,803	$3,041,579

Increase-(Decrease) from Actual to Estimated Pro Forma	$3,831,137	$(89,075)	$1,838,807	$502,371	$1,992,330	$(591,446)

Difference Between Actual and Estimated Pro Forma in Percentage Terms	614.31%	(1.96)%	1,108.74%	33.44%	435.19%	(19.45)%

* For the period indicated, the amount shown above represents the sum of the contractual investment management fees paid directly to the Co-Managers by the Aggressive Portfolio (i.e., $623,650) and the estimated investment management fees paid to the Co-Managers by the relevant Underlying Portfolios (i.e., $3,920,212)  based upon the Aggressive Portfolio's holdings in those Underlying Portfolios as of September 30, 2010.

** For the period indicated, the amount shown above represents the sum of the contractual subadvisory fees paid to QMA by the Co-Managers in connection with the Aggressive Portfolio (i.e., $165,847) and the estimated subadvisory fees paid by the Co-Managers to the subadvisers for the relevant Underlying Portfolios (i.e., $1,336,436)  based upon the Aggressive Portfolio's holdings in those Underlying Portfolios as of September 30, 2010.

Summarized in the table below (expressed as a percentage of the Portfolio’s average daily net assets for the 12-month period ended September 30, 2010) are the actual and estimated pro forma: (i) contractual and effective investment management fee rates received by the Co-Managers with respect to the Portfolio, (ii) contractual and effective subadvisory fee rates paid by the Co-Managers with respect to the Portfolio (i.e., to QMA, the subadvisers for the relevant Underlying Portfolios, and Wellington Management, as the case may be), and (iii) contractual and effective net investment management fee rates for the Co-Managers.

	Contr Inv Mgt Fee Rate Received by Co-Managers	Effective Inv Mgt Fee Rate Received by Co-Managers	Contr Sub Fee Rate Paid by Co- Managers to Relevant Sub	Effective Sub Fee Rate Paid by Co- Managers to Relevant Sub	Net Contr Inv Mgt Fee Rate Retained by Co-Managers	Net Effective Inv Mgt Fee Rate Retained by Co- Managers
Wellington Management Portfolio Estimated Pro Forma)	1.00%	1.00%	0.45%	0.45%	0.55%	0.55%

Aggressive Portfolio (Actual)	0.15%	1.03%	0.04%	0.34%	0.11%	0.69%

Increase-(Decrease) from Actual to Estimated Pro Forma	0.85%	(0.03)%	0.41%	0.11%	0.44%	(0.14)%

In summary, although the proposed contractual investment management fee rate for the Portfolio is higher than its current contractual investment management fee rate, the Co-Managers note that during the 12-month period ended September 30, 2010:

•                  the proposed contractual investment management fee rate for the Wellington Management Portfolio was lower than the estimated gross effective investment management fee rate for the Aggressive Portfolio; and

•                  the estimated pro forma net effective investment management fee rate to be retained by the Co-Managers in connection with the Wellington Management Portfolio was lower than the estimated net effective investment management fee rate retained by the Co-Managers in connection with the Aggressive Portfolio.

DESCRIPTION OF PORTFOLIO REPOSITIONING

A description of the contemplated changes to the Portfolio’s investment objective, investment strategy, non-fundamental investment policies, and performance benchmarks is set forth below. The Board approved these changes at the December Board Meeting. Implementation of these changes, however, is subject to receipt of the required shareholder approvals with respect to Proposal No. 1.

Investment Objective and Principal Investment Policies of Aggressive Portfolio
The investment objective and principal investment policies of the Aggressive Portfolio are described above in this Proxy Statement under the heading “Introduction—Investment Objective and Principal Investment Policies of Aggressive Portfolio.”

Investment Objective of Wellington Management Portfolio
The investment objective of the Wellington Management Portfolio will be to seek to outperform a mix of 50% Russell 3000 Index, 20% MSCI EAFE Index, and 30% Treasury Bill Index over a full market cycle.  The investment objective of the Wellington Management Portfolio is a non-fundamental investment policy of the Portfolio and may be changed by the Board without shareholder approval.  No assurance can be given that the Wellington Management Portfolio will achieve its investment objective.

Principal Investment Policies of Wellington Management Portfolio

General.   Under normal circumstances, the Wellington Management Portfolio will seek to achieve its investment objective by investing in a broadly diversified portfolio of common stocks while also pursuing an equity index option overlay.  The equity index option overlay involves the purchase of put options on the S&P 500 Index and the sale of call and put options on the S&P 500 Index.  By combining these two strategies in a single fund, the Wellington Management Portfolio seeks to provide investors with an investment that will generate attractive total returns over a full market cycle with significant downside equity market protection.

The Wellington Management Portfolio will utilize a select spectrum of Wellington Management’s equity investment strategies.  Under normal circumstances, the Wellington Management Portfolio currently expects to be fully invested (i.e., at least 95% of the Portfolio’s net assets will be invested in the equity securities of small, medium and large companies and equity index options) and will invest at least 80% of its net assets in the common stocks of small, medium and large companies.  The Wellington Management Portfolio’s policy of investing at least 80% of its net assets in common stocks is a non-fundamental policy of the Portfolio and may be changed by the Board without shareholder approval.  The Wellington Management Portfolio may also invest up to 30% of its assets in the equity securities of foreign issuers and non-dollar denominated securities, including companies that conduct their principal business activities in emerging markets or whose securities are traded principally on exchanges in emerging markets.  The Wellington Management Portfolio may trade securities actively.

Description of Equity Index Option Overlay and Index Options.  The equity index option overlay strategy is designed to help mitigate capital losses in adverse market environments and employs a put/spread collar to meet this goal.  To reduce the Wellington Management Portfolio’s risk of loss due to a sharp decline in the value of the general equity market, the Wellington Management Portfolio intends to purchase index put options on the S&P 500 with respect to a substantial portion of the value of its common stock holdings.  In order to help subsidize the cost of the long put protection, the equity index option strategy will also involve the sale of call options on the S&P 500 Index and the sale of a deeper “out-of-the-money” put option on the S&P 500 Index with respect to a significant portion of the Wellington Management Portfolio’s common stock holdings.  The Wellington Management Portfolio may use options based upon other indices if Wellington Management deems this appropriate in particular market circumstances or based on the Wellington Management Portfolio’s common stock holdings.

Options on an index differ from options on securities because: (i) the exercise of an index option requires cash payments and does not involve the actual purchase or sale of securities, (ii) the holder of an index option has the right to receive cash upon exercise of the option if the level of the index upon which the option is based (in the case of the Portfolio, the S&P 500 Index) is greater, in the case of a call, or less, in the case of a put, than the exercise price of the option, and (iii) index options reflect price fluctuations in a group of securities or segments of the securities market rather than price fluctuations in a single security.

As the seller of an index call option, the Wellington Management Portfolio receives cash (the premium) from the purchaser. The purchaser of the index call option has the right to any appreciation in the value of the index over a fixed price (the exercise price) on a certain date in the future (the expiration date). The premium, the exercise price and the market value of the index determine the gain or loss realized by the Wellington Management Portfolio as the seller of the index call option.

As the purchaser of an index put option, the Wellington Management Portfolio, in exchange for paying a premium to the seller, has the right to receive a cash payment from the seller of the option in the event the value of the index is below the exercise price of the index put option upon its expiration.  The Wellington Management Portfolio would ordinarily realize a gain if (i) at the end of the index option period, the value of an index decreased below the exercise price of the index put option sufficiently to more than cover the premium and transaction costs or (ii) the Wellington Management Portfolio sells the index put option prior to its expiration at a price that is higher than its cost. The Wellington Management Portfolio will purchase index put options to protect the Wellington Management Portfolio from a significant market decline over a short period of time. However, because the Wellington Management Portfolio generally will purchase index put options that are significantly

“out-of-the-money”, the Wellington Management Portfolio will not be fully covered against all market declines. An index put option is “out-of-the-money” when its exercise price is less than the cash value of the underlying index.  In addition, the Wellington Management Portfolio may not own index put options on the full value of its common stock holdings. As a result, the Wellington Management Portfolio may be subject to a greater risk of loss with respect to its common stock holdings in the event of a significant market decline over a short period of time.

Wellington Management believes that its integrated strategy of selling index call options and purchasing index put options (supported by an underlying equity portfolio) should generally provide returns that are superior to simply owning the underlying equity market index under four different stock market scenarios: (i) moderately rising markets; (ii) stable or flat markets; (iii) moderately down trending markets; (iv) sharp market declines over a short period of time.  In strongly rising equity markets, the index option strategy would generally be expected to underperform the underlying index.

Overview of Equity Investment Strategies.  As set forth above, the Wellington Management Portfolio will combine a select spectrum of Wellington Management’s equity investment strategies.  These strategies will have a distinct focus on downside risk management.  Individual portfolio managers for the various equity strategies may employ a variety of processes in order to limit downside risk, including, but not limited to, use of scenario or probability analysis, a focus on high quality companies, sell discipline, or opportunistic use of cash. The portfolio management team at the overall Portfolio level is tasked with identifying and combining these individual equity strategies into a diversified fund. Underlying equity strategies are combined based on a variety of factors, leveraging the experience of the portfolio management team at the overall Portfolio level in risk management and portfolio construction. These portfolio construction techniques incorporate a qualitative understanding of each underlying portfolio manager and their process along with quantitative techniques such as alpha correlation, style analysis, risk profile analysis and scenario/market environment analysis. Wellington Management will structure the overall Portfolio in an attempt to minimize all systematic biases other than capital protection orientation and will seek to obtain the overall Portfolio’s investment objective by combining these different equity strategies into a single Portfolio.  Each investment approach is focused on total return or growth of capital and is managed according to a distinct investment process to identify securities for purchase or sale.  Wellington Management expects that the strategies in the aggregate will represent an opportunistic, flexible and diversified fund profile representing a wide range of investment philosophies, companies, industries and market capitalizations.  While the individual portfolio managers for the various equity investment strategies are given full discretion to manage their portion of the Wellington Management Portfolio, the overall portfolio management team is responsible for the addition or removal of investment strategies as well as allocating Portfolio assets among the component investment strategies.

Temporary Defensive Investments. In response to adverse market, economic, or political conditions, the Wellington Management Portfolio may take a temporary defensive position and invest up to 100% of its assets in money market instruments, including short-term obligations of, or securities guaranteed by, the U.S. Government, its agencies or instrumentalities or in high-quality obligations of banks and corporations, repurchase agreements, or hold up to 100% of its assets in cash, cash equivalents or shares of affiliated money market or short-term bond funds. Investing heavily in these securities will limits Wellington Management’s ability to achieve the Portfolio’s investment objectives, but can help to preserve the Portfolio’s assets. The use of temporary defensive investments is inconsistent with the Wellington Management Portfolio’s investment objective.

Principal Risks of Investing in Wellington Management Portfolio
The principal risks associated with an investment in the Wellington Management Portfolio are described below.

Market and Management Risk. Market risk is the risk that the markets in which the Wellington Management Portfolio invests will experience market volatility and go down in value, including the possibility that a market will go down sharply and unpredictably. All markets go through cycles, and market risk involves being on the wrong side of a cycle. Factors affecting market risk include political events, broad economic and social changes, and the mood of the investing public. If investor sentiment turns gloomy, the price of all securities may decline. Management risk is the risk that Wellington Management’s investment strategy for the Portfolio will not work as intended. All decisions to be made by Wellington Management in connection with the Portfolio require judgment and are based on imperfect information.

Equity Securities Risk.  Equity securities include, without limitation, common stock, preferred stock, and convertible securities like rights and warrants. Common stocks generally represent an ownership interest in an issuer, without preference over any other class of securities, including such issuer’s debt securities, preferred stock and other senior equity securities. Like common stocks, preferred stocks represent shares of ownership in a company. Generally, preferred stock has a specified dividend and ranks after bonds and before common stocks in its claim on the company’s income for purposes of receiving dividend payments and on the company’s assets in the event of liquidation. Convertible securities like rights and warrants may be converted into or exchanged for common stock or the cash value of common stock.  There is the risk that the value of a particular equity security could experience sharp declines in value over short or extended periods of time, regardless of the success or failure of a company’s operations. These securities can decline for many reasons, including due to adverse economic, financial, or political developments and developments related to the particular company, the industry of which it is a part, or the securities markets generally. In addition to an individual equity security losing value, the value of the equity markets or the sector in which the Wellington Management Portfolio invests could go down. The Wellington Management Portfolio’s holdings can vary significantly from broad market indexes and the performance of the Portfolio can deviate from the performance of these indexes. Different parts of a market can react differently to adverse issuer, market, regulatory, political, and economic developments.

Small and Medium Company Risk. Shares of common stock of small and medium-sized companies tend to trade less frequently than those of larger, more established companies, which can have an adverse effect on the pricing of these securities and on the Wellington Management Portfolio’s ability to sell these securities. Changes in the demand for these securities generally have a disproportionate effect on their market price, tending to make prices rise more in response to buying demand and fall more in response to selling pressure. Such investments also may be more volatile than investments in larger companies, as these companies generally experience higher growth and failure rates, and typically have less access to capital, more limited product lines, and more inexperienced management.  In the case of small cap technology companies, the risks associated with technology company stocks, which tend to be more volatile than other sectors, are magnified.

Value Style Risk. The Wellington Management Portfolio will use a variety of investment strategies, including value-based investment strategies.  There is a risk that the value investment style may be out of favor for a period of time, that the market will not recognize a security’s intrinsic value for a long time or that a stock judged to be undervalued may actually be appropriately priced. Historically, value stocks have performed best during periods of economic recovery.

Growth Style Risk. The Wellington Management Portfolio will use a variety of investment strategies, including growth-based investment strategies.  There is a risk that the growth investment style may be out of favor for a period of time. Investors often expect growth companies to increase their earnings at a certain rate. If these expectations are not met, share prices may decline significantly, even if earnings do increase.

Correlation Risk. The effectiveness of the Wellington Management Portfolio’s equity index option overlay strategy may be reduced if the performance of the Portfolio’s equity portfolio holdings does not correlate to that of the index underlying its option positions.

Options Risk.  The value of the Wellington Management Portfolio’s positions in index options will fluctuate in response to changes in the value of the underlying index. Selling index call options will tend to reduce the risk of owning stocks, but will also limit the opportunity to profit from an increase in the market value of stocks in exchange for up-front cash at the time of selling the call option. The Wellington Management Portfolio also risks losing all or part of the cash paid for purchasing index put options. Unusual market conditions or the lack of a ready market for any particular option at a specific time may reduce the effectiveness of the Wellington Management Portfolio’s option overlay strategy, and for these and other reasons the Wellington Management Portfolio’s option overlay strategy may not reduce the Wellington Management Portfolio’s volatility to the extent desired. From time to time, the Wellington Management Portfolio may reduce its holdings of put options, resulting in an increased exposure to a market decline.

Option Cash Flow Risk.  The Wellington Management Portfolio intends to use the net index option premiums it receives from selling index call options to fund the costs of purchasing index put options. The net index option premiums to be received by the Portfolio can, however, vary widely over the short and long-term and may not be sufficient to cover the Portfolio’s costs of purchasing index put options.

Foreign Investment Risk.  Investment in foreign securities generally involve more risk than investing in securities of U.S. issuers. Foreign investment risk includes the following risks:

•                  Currency risk. Changes in currency exchange rates may affect the value of foreign securities held by the Wellington Management Portfolio. Currency exchange rates can be volatile and affected by, among other factors, the general economic conditions of a country, the actions of the U.S. and non-U.S. governments or central banks, the imposition of currency controls, and speculation. A security may be denominated in a currency that is different from the currency of the country where the issuer is domiciled. Changes in currency exchange rates may affect the value of foreign securities held by the Wellington Management Portfolio. If a foreign currency grows weaker relative to the U.S. dollar, the value of securities denominated in that foreign currency generally decreases in terms of U.S. dollars. If the Wellington Management Portfolio does not correctly anticipate changes in exchange rates, its share price could decline as a result. The Wellington Management Portfolio may from time to time attempt to hedge a portion of its currency risk using a variety of techniques, including currency futures, forwards, and options. However, these instruments may not always work as intended, and in certain cases the Wellington Management Portfolio may be worse off than if it had not used a hedging instrument. For most emerging market currencies, suitable hedging instruments may not be available.

•                  Emerging market risk. Countries in emerging markets (e.g., South America, Eastern and Central Europe, Africa and the Pacific Basin countries) may have relatively unstable governments, economies based on only a few industries and securities markets that trade a limited number of securities. Securities of issuers located in these countries tend to have volatile prices and offer the potential for substantial loss as well as gain. In addition, these securities may be less liquid than investments in more established markets as a result of inadequate trading volume or restrictions on trading imposed by the governments of such countries. Emerging markets may also have increased risks associated with clearance and settlement. Delays in settlement could result in periods of uninvested assets, missed investment opportunities or losses for the Wellington Management Portfolio.

•                  Foreign market risk. Foreign markets tend to be more volatile than U.S. markets and are generally not subject to regulatory requirements comparable to those in the U.S. In addition, foreign markets are subject to differing custody and settlement practices. Foreign markets are subject to bankruptcy laws different than those in the United States, which may result in lower recoveries for investors.

•                  Information risk. Financial reporting standards for companies based in foreign markets usually differ from those in the U.S.

•                  Liquidity and valuation risk. Stocks that trade less frequently can be more difficult or more costly to buy, or to sell, than more liquid or active stocks. This liquidity risk is a factor of the trading volume of a particular stock, as well as the size and liquidity of the entire local market. On the whole, foreign exchanges are smaller and less liquid than the U.S. market. This can make buying and selling certain shares more difficult and costly. Relatively small transactions in some instances can have a disproportionately large effect on the price and supply of shares. In certain situations, it may become virtually impossible to sell a stock in an orderly fashion at a price that approaches an estimate of its value.

•                  Political risk. Political developments may adversely affect the value of the Wellington Management Portfolio’s foreign securities. In addition, some foreign governments have limited the outflow of profits to investors abroad, extended diplomatic disputes to include trade and financial relations, and imposed high taxes on corporate profits.

•                  Regulatory risk. Some foreign governments regulate their exchanges less stringently than the U.S., and the rights of shareholders may not be as firmly established as in the United States.

•                  Taxation risk. Many foreign markets are not as open to foreign investors as U.S. markets. The Wellington Management Portfolio may be required to pay special taxes on gains and distributions that are imposed on foreign investors. Payment of these foreign taxes may reduce the investment performance of the Portfolio.

Asset Transfer Program Risk. The Wellington Management Portfolio will be used as an investment option in connection with certain benefit programs under Prudential variable annuity contracts, including certain “guaranteed minimum accumulation benefit” programs and certain “guaranteed minimum withdrawal benefit” programs. In order for Prudential to manage the guarantees offered in connection with these benefit programs, Prudential generally requires contract owners to participate in certain specialized asset transfer programs under which Prudential will monitor each contract owner’s account value and, if necessary, will systematically transfer amounts between the selected sub-accounts like the Wellington Management Portfolio and sub-accounts investing in fixed-income securities. The transfers are based on mathematical formulas which generally focus on, among other things, the amounts guaranteed at specific future dates or the present value of the estimated lifetime payments to be made.

As an example of how these asset transfer programs will operate under certain market environments, a downturn in the equity markets (i.e., a reduction in a contract owner’s account value within the selected sub-accounts) and certain market return scenarios involving “flat” returns over a period of time may cause Prudential to transfer some or all of such contract owner’s account value from a selected sub-account like the Wellington Management Portfolio to a sub-account investing in fixed-income securities. In general terms, such transfers are designed to ensure that an appropriate percentage of the projected guaranteed amounts are offset by certain fixed income investments.

The asset transfers may, however, result in large-scale asset flows into and out of the Wellington Management Portfolio and subject it to certain risks. The asset transfers could adversely affect the Portfolio’s investment performance by requiring Wellington Management to purchase and sell equity securities and index options at inopportune times and by otherwise limiting Wellington Management’s ability to fully implement its equity and index option overlay strategies for the Portfolio.

Portfolio Turnover Risk. A change in the securities held by the Wellington Management Portfolio is known as “portfolio turnover.” Wellington Management generally will not consider the length of time the Portfolio has held a particular equity security in making investment decisions. In fact, Wellington Management may engage in active trading on behalf of the Portfolio—that is, frequent trading of equity securities—in order to implement its investment strategy.  The Wellington Management Portfolio’s trading in equity index options may be active and frequent.  The Wellington Management Portfolio will pay transaction costs, such as commissions or dealer-mark-ups, when it buys and sells equity securities and engages in transactions in equity index options.  A higher portfolio turnover rate may indicate higher transaction costs.  These costs, which are not reflected in the annual fund operating expense table or in the expense example shown above, will adversely affect the Wellington Management Portfolio’s investment performance. The Portfolio’s turnover rate may, in fact, be higher than that of other mutual funds due to Wellington Management’s investment strategies and the Portfolio’s availability for use in connection with the above-referenced asset transfer programs.

INFORMATION ABOUT PI AND AST

PI and AST are both wholly-owned subsidiaries of PIFM Holdco, Inc., 100 Mulberry Street, Newark, New Jersey 07102, which is a wholly-owned subsidiary of Prudential Asset Management Holding Company, 751 Broad Street Newark, New Jersey 07102, which is a wholly-owned subsidiary of Prudential Financial, Inc., 751 Broad Street, Newark, New Jersey, 07102.

Set forth below are the names, titles and principal occupations of the principal executive officers of PI. Unless otherwise indicated, the address of each individual is Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077.

Name	Position with PI	Principal Occupations
Kathryn L. Quirk	Executive Vice President and Chief Legal Officer

Vice President and Corporate Counsel (since September 2004) of The Prudential Insurance Company of America; Executive Vice President, Chief Legal Officer and Secretary (since July 2005) of Prudential Investments LLC and Prudential Mutual Fund Services LLC; Executive Vice President, Chief Legal Officer and Secretary of AST Investment Services, Inc.; formerly Managing Director, General Counsel, Chief Compliance Officer, Chief Risk Officer and Corporate Secretary (1997-2002) of Zurich Scudder Investments, Inc.

Judy A. Rice	Officer-in-Charge, President, Chief Executive Officer and Chief Operating Officer

President, Chief Executive Officer, Chief Operating Officer and Officer-In-Charge (since February 2003) of Prudential Investments LLC; Vice President (since February 1999) of Prudential Investment Management Services LLC; President, Chief Executive Officer and Officer-In-Charge (since April 2003) of Prudential Mutual Fund Services LLC; formerly Director (May 2003-March 2006) and Executive Vice President (June 2005-March 2006) of AST Investment Services, Inc.; formerly Executive Vice President (September 1999-February 2003) of Prudential Investments LLC; Member of Board of Governors of the Investment Company Institute

Valerie M. Simpson	Chief Compliance Officer

Chief Compliance Officer (since April 2007) of Prudential Investments LLC and AST Investment Services, Inc.; formerly Vice President-Financial Reporting (June 1999-March 2006) for Prudential Life and Annuities Finance

Grace C. Torres	Assistant Treasurer and Senior Vice President

Assistant Treasurer (since March 1999) and Senior Vice President (since September 1999) of Prudential Investments LLC; Assistant Treasurer (since May 2003) and Vice President (since June 2005) of AST Investment Services, Inc.; Senior Vice President and Assistant Treasurer (since May 2003) of Prudential Annuities Advisory Services, Inc.; formerly Senior Vice President (May 2003-June 2005) of AST Investment Services, Inc.

Set forth below are the names, titles and principal occupations of the principal executive officers and directors of AST. Unless otherwise indicated, the address of each individual is One Corporate Drive, Shelton, Connecticut 06484-0883.

Name	Position with AST	Principal Occupations
Timothy S. Cronin	Officer-in-Charge, President, Chief Executive Officer, Chief Operating Officer and Director	President, Chief Executive Officer, Chief Operating Officer, Officer-In-Charge, and Director (since June 2005) of AST Investment Services, Inc.; Vice President of Prudential Investments LLC

Kathryn L. Quirk	Vice President and Chief Legal Officer

Vice President and Corporate Counsel (since September 2004) of The Prudential Insurance Company of America; Executive Vice President, Chief Legal Officer and Secretary of AST Investment Services, Inc.; Executive Vice President, Chief Legal Officer and Secretary (since July 2005) of Prudential Investments LLC and Prudential Mutual Fund Services LLC; formerly Managing Director, General Counsel, Chief Compliance Officer, Chief Risk Officer and Corporate Secretary (1997-2002) of Zurich Scudder Investments, Inc.

Valerie M. Simpson	Chief Compliance Officer

Chief Compliance Officer (since April 2007) of Prudential Investments LLC and AST Investment Services, Inc.; formerly Vice President-Financial Reporting (June 1999-March 2006) for Prudential Life and Annuities Finance

Stephen Pelletier	Executive Vice President & Director	President of Prudential Annuities (since September 2008); Chairman and CEO, International Investments, Prudential Financial (since January 1998).

Michael Bohm	Treasurer	Chief Financial Officer, Vice President, Assistant Treasurer (from March 2006-January 2011), and Treasurer (since January 2011) of AST Investment Services, Inc.

Similar Funds or Portfolios Managed by PI or AST

AST and PI do not manage another fund or portfolio that has investment objectives, policies, and strategies that are substantially similar to the proposed investment objective, policies, and strategies for the Wellington Management Portfolio.

INFORMATION ABOUT WELLINGTON MANAGEMENT AND PORTFOLIO MANAGERS

Wellington Management Company, LLP (Wellington Management), 280 Congress Street, Boston, MA 02109, is a Massachusetts limited liability partnership and an investment counseling firm that provides investment services to investment companies, employee benefit plans, endowments, foundations, and other institutions. Wellington Management and its predecessor organizations have provided investment advisory services for over 70 years. As of October 31, 2010, Wellington Management had investment management authority with respect to approximately $616 billion in assets. Wellington Management will manage the Wellington Management Portfolio subject to the supervision and oversight of the Co-Managers and the Board.

The portfolio managers who are expected to be primarily responsible for the day-to-day management of the Wellington Management Portfolio are:

Kent M. Stahl, CFA Senior Vice President, and Director of Investments and Risk Management.  As director of Investments and Risk Management, Kent focuses on investment trends and major risks across our equity, asset allocation, and fixed income products, platforms, and clients. Kent is also actively involved in our portfolio oversight processes and serves on a number of our internal review committees.

Among these, he is the chairman of our Portfolio Management Review Group and our Quantitative Portfolio Review Group, and the vice chair of our Risk Management Committee. Kent also serves as a strategic investment advisor for certain clients of the firm that desire an on-going investment dialogue, and as a broad investment representative for prospects and consultants. In addition, Kent is the portfolio manager on certain multi-manager solutions offered by the firm including the Global Equities and US Alpha strategies. Previously, Kent served as the director of Equity Product Management.

Prior to joining Wellington Management in 1998, Kent led the corporate finance and pension investment areas within NCR Corporation (1990 — 1998). Previously, he worked as an asset/liability specialist for Salomon Brothers (1987 — 1990) and in institutional sales for Goldman, Sachs (1985 — 1986).  Kent earned his MBA from the University of Chicago (1987) and his BSBA, summa cum laude, from The Ohio State University (1985). In addition, he holds the Chartered Financial Analyst designation.

Gregg R. Thomas, CFA Vice President, Director of Risk Management.  As director of Risk Management, Gregg focuses on investment trends and major risks across our equity, asset allocation, and fixed income products, platforms, and clients. Gregg is also actively involved in our portfolio oversight processes and completes style, performance attribution, correlation, risk and capacity analysis across the firm’s portfolios. In addition, Gregg is an analyst on certain multi-manager solutions offered by the firm including the Global Equities and US Alpha strategies.  Gregg was an assistant equity product manager at Wellington Management(2004 — 2006), and a systems analyst supporting Equity Portfolio Management (2001 — 2004).

Prior to rejoining the firm in 2001, Gregg worked as a senior business analyst at Zurich Scudder Investments (2001), as a business analyst and data analyst in Wellington Management Management’s Information Services (1997 — 2001), and in various positions at IDD Information Services (1993 — 1997).

Gregg received his BS in finance, with high distinction, from the University of Rhode Island (1992). He holds the Chartered Financial Analyst designation.

Similar Funds or Portfolios Managed by Wellington Management

Wellington Management does not manage another fund or portfolio that has investment objectives, policies, and strategies that, in the aggregate, are substantially similar to the proposed investment objective, policies, and strategies for the Wellington Management Portfolio.

MATTERS CONSIDERED BY THE BOARD

The Board, including a majority of the Independent Trustees, met on December 16, 2010 (the December Board Meeting) to consider the Co-Managers’ proposals to change the Portfolio’s investment management fee rate, subadvisory arrangements, investment strategy, investment objective, investment policies, blended performance benchmark, and name (such changes are collectively referred to herein from time to time as the Portfolio Repositioning). A majority of the Independent Trustees attended the December Board Meeting. In advance of the December Board Meeting, the Trustees received materials relating to all aspects of the Portfolio Repositioning and had the opportunity to ask questions and request additional information in connection with their consideration of the Portfolio Repositioning, including the proposed increased investment management fee rate. The materials included, among other things, a comparative analysis of the current investment management fee rate for the Aggressive Portfolio, the proposed investment management fee rate for the Wellington Management Portfolio, and the investment management fee rates paid by mutual funds with investment policies and strategies similar to those of the Aggressive Portfolio  (i.e., variable insurance product (VIP) funds in Lipper Inc.’s (Lipper) multi-cap core category) and the Wellington Management Portfolio (i.e., VIP funds in Lipper’s mixed-asset target allocation growth category).

At such meeting, the Board, including a majority of the Independent Trustees, approved this proposal. The Board also approved the execution of a subadvisory agreement relating to the Portfolio between the Co-Managers and Wellington Management and certain changes to the Portfolio’s investment objective, non-fundamental investment policies, and blended performance benchmark as outlined above. At such meetings, the Board received oral presentations from representatives of the Co-Managers and Wellington Management and had the opportunity to ask questions and obtain additional information about the Portfolio Repositioning, including the proposed increased investment management fee rate.

The material factors and conclusions that formed the basis for the Trustees’ determination to approve the amendment to the Management Agreement are discussed separately below.

Reasons for an Increased Investment Management Fee Rate

The Co-Managers proposed the increased investment management fee rate for the Aggressive Portfolio to the Board in order to effect the Portfolio Repositioning. As noted above, the Aggressive Portfolio currently operates as a “fund-of-funds” by investing substantially all of its assets in Underlying Portfolios. QMA is generally responsible for determining the Aggressive Portfolio’s target asset allocation among the various asset classes (i.e., equities, debt, and cash/money market). The Co-Managers, however, are responsible for selecting the Underlying Portfolios to be used as the fulfillment options for QMA’s asset allocation decisions, conducting cash management activities, and otherwise handling the actual day-to-day investment management of the Portfolio.

Wellington Management, on the other hand, will be responsible for the selection of individual domestic and foreign equity securities, ongoing allocation of Wellington Management Portfolio assets among the various equity investment strategies, and implementation of the equity index option overlay.  In order to pursue this custom-designed investment strategy, Wellington Management must research and analyze domestic and foreign macro-economic and financial issues and the characteristics of the different global equity markets.  The Co-Managers believe the subadvisory fee rate for Wellington Management reflects the increased operational and investment management responsibilities and corresponding costs to be incurred by Wellington Management as compared to QMA.  In turn, the Wellington Management Portfolio’s use of an equity investment strategy and index option overlay when compared to the current “fund-of-fund” structure will result in an increase in the amount of time, oversight, and attention that will be required by the Co-Managers’ investment management, fund administration, legal, and compliance professionals.  In short, the Co-Managers believe that the proposed increased contractual investment management fee rate will permit the Co-Managers to: (i) retain and pay Wellington Management to handle equity security selection, ongoing allocation of Wellington Management Portfolio assets among the various equity investment strategies, and implementation of the equity index option overlay for the Wellington Management Portfolio and (ii) recover some of the increased costs to be incurred by the Co-Managers in connection with the anticipated changes to the Wellington Management Portfolio.  Notwithstanding the proposed increased contractual investment management fee rate, the Board noted, however, that actual and estimated pro forma fee and expense data for the Portfolio for the 12-month period ended September 30, 2010 prepared by the Co-Managers showed that:

•                  the proposed contractual investment management fee rate for the Wellington Management Portfolio was lower than the gross effective investment management fee rate for the Aggressive Portfolio;

•                  the gross effective subadvisory fee rate for the Wellington Management Portfolio was higher than the gross effective subadvisory fee rate for the Aggressive Portfolio; and

•                  the net effective investment management fee rate to be retained by the Co-Managers in connection with the Wellington Management Portfolio was lower than the net investment management fee rate retained by the Co-Managers in connection with the Aggressive Portfolio.

Nature, Quality, and Extent of Services

The Board received and considered information regarding the nature and extent of services provided to Aggressive Portfolio by the Co-Managers and QMA under the current Management Agreement and the current subadvisory agreement and the nature and extent of services to be provided to the Wellington Management Portfolio by the Co-Managers and Wellington Management under the amended Management Agreement and the new subadvisory agreement. The Board considered the Co-Managers’ representation that the nature and extent of services to be provided by the Co-Managers and Wellington Management under the amended Management Agreement and the new subadvisory agreement would likely be greater than those provided by the Co-Managers and QMA under the current Management Agreement and the current subadvisory agreement, due to the increased oversight, time and expense which will be required to properly manage the Portfolio after it is transitioned from a “fund-of funds” structure to an equity fund that uses a sophisticated index option overlay. The Board concluded that it was satisfied with the nature, extent, and quality of the investment advisory services expected to be provided to the Portfolio by the Co-Managers and Wellington Management under the amended Management Agreement and the new subadvisory agreement.

Historical Investment Performance of the Aggressive Portfolio

Although the Board considered the historical performance of the Aggressive Portfolio as part of the overall Portfolio Repositioning, it did not consider that performance as a specific factor in approving the revised fee schedule for the amended Management Agreement. The Board noted that the current Management Agreement had been considered and renewed by the Board in June 2010 as part of its annual consideration of the renewal of the Aggressive Portfolio’s investment management agreement, and that it had considered the Portfolio’s historical investment performance at that time.

The Board also considered that it was approving Wellington Management as a subadviser for the Portfolio and that Wellington Management would be implementing a new investment strategy for the Portfolio. Neither the Co-Managers nor Wellington Management manage any single pooled investment vehicle that uses all of the above-described equity investment strategies coupled with the above-described equity index option overlay.  As a result, there was no directly comparable investment performance for the Board to review at the December Board Meeting.  Wellington Management, however, does manage one or more pooled investment vehicles or separate accounts based solely on one of the above-referenced equity investment strategies.  The Board did review historical investment performance information for the relevant Wellington Management composites and their respective benchmark indexes at the December Board Meeting.  A “composite” is a standardized aggregation of one or more funds or accounts into a single group that represents a particular investment objective or strategy. The Board noted that such composites generally outperformed their respective benchmark indexes for the relevant time periods. The Board also reviewed back-tested hypothetical performance information that assumes the current expected allocation across all of the above-referenced equity investment strategies and use of the equity index option overlay.

Investment Management Fee Rates

Lipper, an independent provider of investment performance and expense information to mutual funds and their boards of directors/trustees, classified the Aggressive Portfolio as a multi-cap core fund and the Wellington Management Portfolio as a mixed-asset target allocation growth fund.

The materials provided to the Board in advance of the December Board Meeting indicated that the contractual investment management fee rate for the Aggressive Portfolio fell within the first quartile of Lipper’s multi-cap core funds universe and that the proposed contractual investment management fee rate for the Wellington Management Portfolio fell within the fourth quartile of Lipper’s mixed-asset target allocation growth funds universe.  However, taking the investment management fees paid in connection with the Aggressive Portfolio’s investments in the Underlying Portfolios into consideration caused the gross effective investment management fee rate for the Aggressive Portfolio to fall in the fourth quartile of its Lipper universe and to be higher than that of the Wellington Management Portfolio.   In their presentation to the Board, the Co-Managers also noted that (i) the estimated pro forma total expense ratio for the Wellington Management Portfolio was lower than that of the Aggressive Portfolio and (ii) the net effective management fee rate for the Wellington Management Portfolio is actually lower than that of the Aggressive Portfolio. Based on the foregoing, the Board concluded that the proposed investment management fee rate was reasonable under the circumstances.

The Co-Managers and the Board also noted that the Repositioned Portfolio will be an equity fund that uses multiple domestic and foreign equity investment strategies and a sophisticated equity index option overlay.  Many of the comparable funds (including the Aggressive Portfolio), on the other hand, generally do not use sophisticated strategies such as these.  The Co-Managers and the Board believe that the Repositioned Portfolio’s use of multiple domestic and foreign equity investment strategies and a sophisticated equity index option overlay will require larger amounts of time and resources for oversight and administration than the comparable funds.  The Board agreed with the Co-Managers that the investment management and subadvisory arrangements for the Repositioned Portfolio should be evaluated in light of these differences.

Based on the foregoing, the Board concluded that the proposed investment management fee rate was reasonable under the circumstances.

Co-Managers’ Profitability

The Board did not consider the profitability of the Co-Managers under the amended Management Agreement, because it was not possible to determine or calculate any additional or different profitability to be enjoyed by the Co-Managers until the increased management fee was in effect. The Board noted that it had considered the profitability of the Co-Managers under the current Management Agreement as part of its annual consideration of the renewal of the current Management Agreement for the Aggressive Portfolio in June 2010, and that it had determined such profitability to be reasonable at that time. The Board also noted that will consider the profitability of the Co-Managers under the amended Management Agreement as part of any future annual review of the renewal of that agreement.

Economies of Scale

The Board considered the potential for the Co-Managers to experience economies of scale as the Wellington Management Portfolio grows in size. The Board considered that the amended Management Agreement would not provide breakpoints (that is, reductions in the fee rate as the size of the Portfolio increases) and that the subadvisory fee rate for Wellington Management included breakpoints in the fee paid by the Co-Managers to Wellington Management as the Portfolio increases in size.  The Co-Managers and the Board noted that the proposed investment management and subadvisory fee arrangements for the Wellington Management Portfolio will be disclosed to Portfolio shareholders in this Proxy Statement and that implementation of the proposed investment management fee rate increase is subject to shareholder approval as described above.  The Co-Managers and the Board further noted that the proposed subadvisory fee rate for Wellington Management with respect to the Wellington Management Portfolio was separately negotiated between the Co-Managers and Wellington Management at arm’s length.  The Co-Managers and the Board also noted that the Trust’s “manager-of-managers” structure would permit the Co-Managers, subject to Board approval, to terminate its subadvisory agreement with Wellington Management in the future and enter into new subadvisory agreements with new unaffiliated subadvisers relating to the Portfolio without shareholder approval.  Assuming the investment management fee breakpoints in the Management Agreement as amended did in fact match the anticipated subadvisory fee breakpoints for Wellington Management, the Co-Managers would have to get the new unaffiliated subadviser to agree to the exact same subadvisory fee breakpoints as Wellington Management did or engage in a costly proxy solicitation in order to maintain the continued matching of those breakpoints.  These requirements would, in turn, make it very difficult for the Co-Managers to take advantage of the flexibility offered by the “manager-of-managers” structure.  Finally, the Co-Managers and the Board notes that Wellington Management Portfolio shareholders will not be directly affected by the absence of subadvisory fee breakpoints for the Portfolio.  The absence of subadvisory fee breakpoints for the Wellington Management Portfolio will, however, help to determine net investment management fee to be earned by the Co-Managers (i.e., investment management fees received by the Co-Managers — subadvisory fees paid by the Co-Managers) with respect to the Portfolio.

Notwithstanding the foregoing, the Board noted that it would, however, consider economies of scale (and any corresponding expense caps or waiver arrangements) as part of any future annual review of the amended Management Agreement.

Other Benefits to the Co-Managers or their affiliates from serving as co-investment managers

The Board did not consider ancillary or potential “fall out” benefits accruing to the Co-Managers as a result of its service as co-investment managers for the Portfolio. The Board noted that it had previously considered the ancillary or fall-out benefits accruing to the Co-Managers as part of its annual consideration of the renewal of the current Management Agreement in June 2010, and that it had determined any such benefits to be reasonable. The Board also noted that it will consider ancillary benefits as part of any future annual review of the amended Management Agreement.

Conclusion

Based on the materials provided to the Trustees and the presentations made by the Co-Managers and Wellington Management at the December Board Meeting, the Board concluded that approving the increased management fee rate was in the best interests of the Portfolio and its shareholders.

IMPLEMENTATION

As further explained below, the Co-Managers and the Board are proposing the investment management fee rate increase in order to enable the Co-Managers to: (i) terminate QMA as the sole subadviser for the Aggressive Portfolio; (ii) retain Wellington Management as the sole subadviser for the Portfolio; and (iii) have Wellington Management implement a new investment strategy for the Portfolio. Specifically, if the increased investment management fee rate is approved by Aggressive Portfolio shareholders, the revised fee schedule will become effective upon the addition of Wellington Management as a subadviser to the Portfolio. Such addition is expected to occur on or about the close of business on Friday April 29, 2011.  In turn, once Wellington Management becomes a subadviser to the Portfolio, it is expected that: (i) Wellington Management will commence implementation of its new investment strategy for the Portfolio; (ii) the name of the Portfolio will be changed from the AST Aggressive Asset Allocation Portfolio to the AST Wellington Management Hedged Equity Portfolio (referred to herein from time to time as the Wellington Management Portfolio); and (iii) certain changes to the Portfolio’s investment objective, non-fundamental investment policies, and blended performance benchmark will become effective.

In the event Aggressive Portfolio shareholders do not approve the proposed increased investment management fee rate, the increased investment management fee rate, the retention of Wellington Management, and the investment strategy, investment objective, non-fundamental investment policy, performance benchmark, and name changes will not go into effect. Instead, the Aggressive Portfolio will continue to operate as a “fund-of-funds” in accordance with its current investment objective and strategy and its investment management fee rate will remain unchanged.

THE BOARD OF TRUSTEES OF ADVANCED SERIES TRUST, INCLUDING A MAJORITY OF THE INDEPENDENT TRUSTEES, RECOMMENDS THAT YOU VOTE “ FOR “ PROPOSAL NO. 1.

VOTING INFORMATION

Approval of the Proposal requires approval by a majority of the outstanding voting securities of the Aggressive Portfolio, as defined by the 1940 Act. For purposes of the 1940 Act, a majority of the Aggressive Portfolio’s outstanding voting securities is the lesser of (i) 67% of the Portfolio’s outstanding voting securities represented at a meeting at which more than 50% of the Portfolio’s outstanding voting securities are present in person or represented by proxy, or (ii) more than 50% of the Portfolio’s outstanding voting securities.

Each Contract owner will be entitled to give voting instructions equivalent to one vote for each full share, and a fractional vote for each fractional share, of the Aggressive Portfolio beneficially owned at the close of business on the Record Date. If sufficient votes to approve the Proposal are not received by the date of the Meeting, the Meeting may be adjourned to permit further solicitations of proxies.

In accordance with requirements of the SEC, each Participating Insurance Company, as record owner of Aggressive Portfolio shares, will vote such shares for which it does not receive instruction from the Contract owners in the same proportion as the votes that are actually cast in accordance with instructions received from Contract owners (i.e., for the Proposal, against the Proposal, or abstain). The presence at the Meeting of the Participating Insurance Companies affiliated with PI and AST will be sufficient to constitute a quorum. An abstention is not counted as an affirmative vote of the type necessary to approve the Proposal and, therefore, instructions to the applicable Participating Insurance Company to abstain will have the same effect as a vote against the Proposal.

How to Vote

You can vote your shares in any one of three ways:

•  By mail, with the enclosed voting instruction card,

•  In person at the Meeting, or

•  By phone.

If you simply sign and date the voting instruction card but give no voting instructions for the Proposals, your shares will be voted in favor of the Proposal and in accordance with the views of management upon any unexpected matters that come before the Meeting or any adjournment of the Meeting.

Revoking Voting Instructions

Contract owners executing and returning voting instructions may revoke such instructions at any time prior to exercise of those instructions by written notice of such revocation to the Secretary of the Trust, by execution of subsequent voting instructions, or by voting in person at the Meeting.

ADDITIONAL INFORMATION

To the knowledge of the Co-Managers, the executive officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of the Aggressive Portfolio as of the Record Date. To the knowledge of the Co-Managers, there were no persons who owned beneficially 5% or more of the shares of the Aggressive Portfolio as of the Record Date.

No broker-dealers affiliated with the Co-Managers received any commissions from the Trust with respect to the Aggressive Portfolio during the fiscal year ended December 31, 2009.

SHAREHOLDER PROPOSALS

Any Aggressive Portfolio shareholder who wishes to submit a proposal to be considered at the Trust’s next meeting of shareholders should send the proposal to the Trust at Gateway Center Three, 100 Mulberry Street, 4th Floor, Newark, New Jersey 07102, so as to be received within a reasonable time before the Board makes the solicitation relating to such meeting, in order to be included in the proxy statement and form of proxy relating to such meeting.

The Trust is not required, and does not intend, to hold annual meetings of shareholders other than as required under its Second Amended and Restated Declaration of Trust, the 1940 Act, or other applicable law, or if otherwise deemed advisable by the Board.

Shareholder proposals that are submitted in a timely manner will not necessarily be included in the Trust’s proxy materials. Inclusion of such proposals is subject to limitations under the federal securities laws.

OTHER BUSINESS

The Co-Managers know of no business to be presented at the Meeting other than the matters described in this Proxy Statement. If any other matter is properly presented at the Meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

It is important that you execute and return ALL of your voting instruction cards promptly.

Exhibit A

ADVANCED SERIES TRUST (FORMERLY AMERICAN SKANDIA TRUST)

INVESTMENT MANAGEMENT AGREEMENT

Agreement made this 1st day of May, 2003, between Advanced Series Trust (formerly American Skandia Trust), a Massachusetts trust (the Fund), and each of Prudential Investments LLC, a New York limited liability company (PI) and AST Investment Services, Inc. (formerly American Skandia Investment Services, Inc.) (ASISI).

W I T N E S S E T H

WHEREAS, the Fund is a diversified, open-end management investment company registered under the Investment Company Act of 1940, as amended (the 1940 Act); and

WHEREAS, the Fund desires to retain PI and ASISI jointly to render or contract to obtain as hereinafter provided investment advisory services to the Fund and the Fund also desires to avail itself of the facilities available to PI and ASISI with respect to the administration of its day-to-day business affairs, and both PI and ASISI are willing to render such investment advisory and administrative services; and

WHEREAS, the Fund desires to retain PI and ASISI to act as co-managers (in such joint capacity the Co-Managers) with respect to the Fund; it being understood that PI, except as otherwise provided herein, shall oversee, supervise and assist with ASISI’s provision of investment advisory services to the Fund;

NOW, THEREFORE, the parties agree as follows:

1.  The Fund hereby appoints the Co-Managers to act as manager of the Fund and each series thereof set forth on Schedule A hereto (each a Portfolio) and as administrator of its business affairs for the period and on the terms set forth in this Agreement. The Co-Managers accept such appointment and agree to render the services herein described, for the compensation herein provided. Subject to the approval of the Board of Trustees of the Fund, the Co-Managers are authorized to enter into one or more subadvisory agreements with any subadviser, whether or not affiliated with the Manager (including, to the extent legally permissible, Prudential Investment Management, Inc. and Jennison Associates LLC) (each, a Subadviser), pursuant to which such Subadviser shall furnish to the Fund and each Portfolio investment advisory services in connection with the management of the Fund and such Portfolio (each, a Subadvisory Agreement). Subject to the approval of the Board of Trustees of the Fund, the Co-Managers are authorized to retain more than one Subadviser for each Portfolio, and if any Portfolio has more than one Subadviser, the Co-Managers are authorized to allocate and reallocate the assets of such Portfolio among the Subadvisers to such Portfolio. The Co-Managers will continue to have joint and several responsibility to the Fund and each Portfolio for all investment advisory services furnished to the Fund and such Portfolio pursuant to any Subadvisory Agreement. The Fund and Co-Managers understand and agree that the Co-Managers may manage the Fund and each Portfolio in a “manager-of-managers” style with either a single Subadviser or multiple Subadvisers for such Portfolio, which contemplates that the Co-Managers will, among other things and pursuant to an Order issued by the Securities and Exchange Commission (SEC): (i) continually evaluate the performance of each Subadviser to such Portfolio, if applicable, through quantitative and qualitative analyses and consultations with such Subadviser; (ii) periodically, and at least annually, make recommendations to the Fund’s Board as to whether the contract with each Subadviser should be renewed, modified, or terminated in respect of such Portfolio; and (iii) periodically report to the Fund’s Board regarding the results of its evaluation and monitoring functions. The Fund recognizes that, subject to Board approval, a Subadviser’s services in respect of the Fund or any Portfolio may be terminated or modified pursuant to the “manager-of-managers” process, and that the Co-Managers may appoint a new Subadviser for any Subadviser that is so removed.

2.  Subject to the supervision of the Board of Trustees of the Fund, the Co-Managers shall administer the Fund’s business affairs and, in connection therewith, shall furnish the Fund with office facilities and with clerical, bookkeeping and recordkeeping services at such office facilities and, subject to Section 1 hereof and any Subadvisory Agreement, the Co-Managers shall manage the investment operations of the Fund and the composition of the investment portfolio for each Portfolio, including the purchase, retention and disposition thereof, in accordance with the Portfolio’s investment objectives, policies and restrictions as stated in the Fund’s SEC registration statement on Form N-1A, as in effect from time to time (the Registration Statement), and subject to the following understandings:

(a)  With respect to the Fund and each Portfolio, the Co-Managers (or the Subadviser(s) to such Portfolio under the Co-Managers’ supervision) shall provide supervision of the Portfolio’s investments, and shall determine from time to time what investments or securities will be purchased, retained, sold or loaned by the Portfolio, and what portion of the assets of such Portfolio will be invested or held uninvested as cash.

(b)  With respect to the Fund and each Portfolio, the Co-Managers, in the performance of their duties and obligations under this Agreement, shall act in conformity with the Declaration of Trust of the Fund and the Registration Statement and with the instructions and directions of the

Board of Trustees of the Fund, and will conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations. In connection therewith, the Co-Managers shall, among other things, prepare and file (or cause to be prepared and filed) such reports as are, or may in the future be, required by the SEC).

(c)  With respect to the Fund and each Portfolio, the Co-Managers (or the Subadviser(s) to such Portfolio under the Co-Managers’ supervision) shall determine the securities and futures contracts to be purchased or sold by such Portfolio and will place orders pursuant to their determinations with or through such persons, brokers, dealers or futures commission merchants (including but not limited to Prudential Securities Incorporated, to the extent legally permissible) in conformity with the policy with respect to brokerage as set forth in the Registration Statement or as the Board of Trustees may direct from time to time. In providing the Fund and each Portfolio with investment supervision, it is recognized that the Co-Managers (or the Subadviser(s) to such Portfolio under the Co-Managers’ supervision) will give primary consideration to securing the most favorable price and efficient execution. Consistent with this policy, the Co-Managers (or the Subadviser(s) to such Portfolio under the Co-Managers’ supervision) may consider the financial responsibility of or research and investment information and other services provided by brokers, dealers or futures commission merchants who may effect or be a party to any such transaction or other transactions to which other clients of either of the Co-Manager (or Subadvisers) may be a party, the size and difficulty in executing the order, and the value of the expected contribution of the broker dealer to the investment performance of the Portfolio on a continuing basis. It is understood that, to the extent legally permissible, Prudential Securities Incorporated (or a broker-dealer affiliated with a Subadviser) may be used as principal broker for securities transactions, but that no formula has been adopted for allocation of the Fund’s investment transaction business for the Fund or any Portfolio. It is also understood that it is desirable for the Fund and each Portfolio that the Co-Manager (or the Subadviser(s) to such Portfolio) have access to supplemental investment and market research and security and economic analysis provided by brokers or futures commission merchants, and that such brokers or futures commission merchants may execute brokerage transactions at a higher cost to the Fund and such Portfolio than may result when allocating brokerage to other brokers or futures commission merchants on the basis of seeking the most favorable price and efficient execution. Therefore, the Co-Managers (and the Subadviser(s) to such Portfolio under the Co-Manager’s supervision) each is authorized to pay higher brokerage commissions for the purchase and sale of securities and futures contracts for the Fund to brokers or futures commission merchants who provide such research and analysis, subject to review by the Fund’s Board of Trustees from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such broker or futures commission merchant may be useful to the Co-Manager (or the Subadviser) in connection with its services to other clients.

On occasions when the Co-Managers (or any Subadviser to such Portfolio under the Co-Managers’ supervision) deem the purchase or sale of a security or a futures contract to be in the best interest of the Fund and such Portfolio as well as other clients of the Co-Managers (or such Subadviser), the Co-Manager (or such Subadviser), to the extent legally permissible, may, but shall be under no obligation to, aggregate the securities or futures contracts to be so sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Co-Managers (or such Subadviser) in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and such Portfolio and to such other clients.

(d)  With respect to the Fund and each Portfolio, the Co-Managers (or the Subadviser(s) to such Portfolio under the Co-Managers’ supervision) shall maintain all books and records with respect to the Fund’s and such Portfolio’s portfolio transactions and shall render to the Fund’s Board of Trustees such periodic and special reports as the Board may reasonably request.

(e)  With respect to the Fund and each Portfolio, the Co-Managers (or the Subadviser(s) to such Portfolio under the Co-Manager’s supervision) shall be responsible for the financial and accounting records to be maintained by the Fund and such Portfolio’s (including those being maintained by the Fund’s custodian).

(f)  With respect to the Fund and each Portfolio, the Co-Manager (or the Subadviser(s) to such Portfolio under the Co-Managers’ supervision) shall provide the Fund’s custodian on each business day information relating to all transactions concerning the assets of the Fund and such Portfolio.

(g)  The investment management services of the Co-Managers under this Agreement are not to be deemed exclusive, and the Co-Managers shall be free to render similar services to others.

(h)  The Co-Managers shall make reasonably available their employees and officers for consultation with any of the Trustees or officers or employees of the Fund with respect to any matter discussed herein, including, without limitation, the valuation of the Fund’s securities.

3.  The Fund has delivered to the Co-Managers copies of each of the following documents and will deliver to it all future amendments and supplements, if any:

(a)  Articles of Incorporation or Declaration of Trust of the Fund;

(b)  By-Laws of the Fund (such By-Laws, as in effect on the date hereof and as amended from time to time, are herein called the “By-Laws”);

(c)  Certified resolutions of the Board of Trustees of the Fund authorizing the appointment of the Manager and approving the form of this agreement;

(d)  Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-1A, as filed with the SEC relating to the Fund and its shares of common stock and all amendments thereto; and

(e)  Each prospectus and statement of additional information of the Fund.

4.  The Co-Managers shall authorize and permit any of their officers and employees who may be elected as Trustees or officers of the Fund to serve in the capacities in which they are elected. All services to be furnished by the Co-Managers under this Agreement may be furnished through the medium of any such officers or employees of the Co-Managers.

5.  The Co-Managers shall keep the Fund’s books and records required to be maintained by it pursuant to Paragraph 2 hereof. The Co-Managers agree that all records which it maintains for the Fund are the property of the Fund, and they will surrender promptly to the Fund any such records upon the Fund’s request, provided however that the Co-Managers may retain a copy of such records. The Co-Managers further agree to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by the Co-Managers pursuant to Paragraph 2 hereof.

6.  During the term of this Agreement, the Co-Managers shall pay the following expenses:

(i)  the salaries and expenses of all Trustees, officers and employees of the Fund and the Co-Managers, except the fees and expenses of Trustees who are not affiliated persons of the Co-Managers or any Subadviser,

(ii)  all expenses incurred by the Co-Managers in connection with managing the ordinary course of the Fund’s business, other than those specifically assumed by the Fund herein, and

(iii)  the fees, costs and expenses payable to each Subadviser pursuant to a Subadvisory Agreement.

The Fund assumes and will pay the expenses described below:

(a)  the fees and expenses incurred by the Fund or any Portfolio in connection with the management of the investment and reinvestment of its assets,

(b)  the fees and expenses of Fund Trustees who are not “interested persons” of the Fund within the meaning of the 1940 Act,

(c)  the fees and expenses of the Custodian that relate to (i) the custodial function and the recordkeeping connected therewith, (ii) preparing and maintaining the general accounting records of the Fund and the provision of any such records to the Co-Managers useful to the Co-Managers in connection with the Co-Managers’ responsibility for the accounting records of the Fund pursuant to Section 31 of the 1940 Act and the rules promulgated thereunder, (iii) the pricing or valuation of the shares of the Fund, including the cost of any pricing or valuation service or services which may be retained pursuant to the authorization of the Board of Trustees of the Fund, and (iv) for both mail and wire orders, the cashiering function in connection with the issuance and redemption of the Fund’s securities,

(d)  the fees and expenses of the Fund’s Transfer and Dividend Disbursing Agent that relate to the maintenance of each shareholder account,

(e)  the charges and expenses of legal counsel and independent accountants for the Fund,

(f)  brokers’ commissions and any issue or transfer taxes chargeable to the Fund in connection with its securities and futures transactions,

(g)  all taxes and corporate fees payable by the Fund to federal, state or other governmental agencies,

(h)  the fees of any trade associations of which the Fund may be a member,

(i)  the cost of certificates representing, and/or non-negotiable share deposit receipts evidencing, shares of the Fund,

(j)  the cost of fidelity, directors’ and officers’ and errors and omissions insurance,

(k)  the fees and expenses involved in registering and maintaining registration of the Fund and of its shares with the SEC, and paying notice filing fees under state securities laws, including the preparation and printing of the Registration Statement and the Fund’s prospectuses and statements of additional information for filing under federal and state securities laws for such purposes,

(l)  allocable communications expenses with respect to investor services and all expenses of shareholders’ and Trustees’ meetings and of preparing, printing and mailing reports and notices to shareholders in the amounts necessary for distribution to the shareholders,

(m)  litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business, and

(n)  any expenses assumed by the Fund pursuant to a distribution and/or service plan adopted in a manner that is consistent with Rule 12b-1 under the 1940 Act.

7.  For the services provided and the expenses assumed by the Co-Managers pursuant to this Agreement, the Fund will pay to ASISI as full compensation therefore a fee at the annual rate(s) as described on the attached Schedule A with respect to the average daily net assets of the Fund. This fee will be computed daily, and will be paid to ASISI monthly. The Fund shall not pay any fee or other compensation to PI for the services provided and the expenses assumed pursuant to this Agreement. Provided, however, that upon any dissolution, liquidation or merger of ASISI into PI, or in the event that ASISI is unable for any reason to perform its duties as specified in this Agreement, PI shall be entitled to receive the same fees as formerly paid by the Fund to ASISI subject to the performance of the obligations of the Co-Managers hereunder.

8.  The Co-Managers shall not be liable for any error of judgment or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except that the Co-Managers shall be jointly and severally liable for any loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or loss resulting from willful misfeasance, bad faith or gross negligence on either Co-Manager’s part in the performance of their duties or from reckless disregard by either Co-Manager of their obligations and duties under this Agreement. Federal and state laws impose responsibilities under certain circumstances on persons who act in good faith and, therefore, nothing herein shall in any way constitute a waiver of limitation of any rights which the Fund may have under applicable law.

9.  This Agreement shall continue in effect as to each Portfolio for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated with respect to the Fund or any Portfolio at any time, without the payment of any penalty, by the Board of Trustees of the Fund or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of such Portfolio, or by the Co-Managers at any time, without the payment of any penalty, on not more than 60 days’ nor less than 30 days’ written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

10.  Nothing in this Agreement shall limit or restrict the right of any officer or employee of the Co-Managers who may also be a Trustee, officer or employee of the Fund to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or dissimilar nature, nor limit or restrict the right of the Co-Managers to engage in any other business or to render services of any kind to any other corporation, firm, individual or association; provided that nothing in this paragraph 10 shall relieve the Co-Managers from the performance of any obligation hereunder.

11.  Except as otherwise provided herein or authorized by the Board of Trustees of the Fund from time to time, the Co-Managers shall for all purposes herein be deemed to be independent contractors, and shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund or any Portfolio.

12.  During the term of this Agreement, the Fund agrees to furnish the Co-Managers at their respective principal offices all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of the Fund or the public, which refer in any way to the Co-Managers prior to use thereof and not to use such material if the Co-Managers reasonably object in writing within five business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this Agreement, the Fund will continue to furnish to the Co-Managers copies of any of the above- mentioned materials which refer in any way to the Co-Managers. Sales literature may be furnished to the Co-Managers hereunder by first-class or overnight mail, facsimile transmission equipment or hand delivery. The Fund shall furnish or otherwise make available to the Co-Managers such other information relating to the business affairs of the Fund as the Cop-Managers at any time, or from time to time, reasonably request in order to discharge its obligations hereunder.

13.  This Agreement may be amended by mutual consent, but the consent of the Fund must be obtained in conformity with the requirements of the 1940 Act.

14.  Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid to the respective addresses indicated below; provided that any party may, by written notice to the others, designate a different recipient or address for such party:

If to the Co-Managers:	Prudential Investments LLC Gateway Center Three 100 Mulberry Street, 4th Floor Newark, NJ 07102-4077 Attention: President

and

AST Investment Services, Inc.

(formerly American Skandia Investment Services, Inc.) One Corporate Drive Shelton, CT 06484 Attention:

If to the Fund:	Advanced Series Trust (formerly American Skandia Trust) One Corporate Drive Shelton, CT 06484 Attention:

Copy to: Prudential Investments LLC Gateway Center Three 100 Mulberry Street, 4th Floor Newark, NJ 07102-4077 Attention: President

15.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16.  The Fund may use the name “Portfolio” or any name including the word “Prudential,” “Skandia,” “AST,” or “American Skandia” only for so long as this Agreement or any extension, renewal or amendment hereof remains in effect, including any similar agreement with any organization which shall have succeeded to the Co-Managers’ business as Co-Managers or any extension, renewal or amendment thereof remain in effect. At such time as such an agreement shall no longer be in effect, the Fund will (to the extent that it lawfully can) cease to use such a name or any other name indicating that it is advised by, managed by or otherwise connected with the Co-Managers, or any organization which shall have so succeeded to such businesses. In no event shall the Fund use the name “Portfolio.” or any name including the word “Prudential,” “Skandia,” “AST,” or “American Skandia” if the Co-Managers’ functions are transferred or assigned to a company of which The Prudential Insurance Company of America does not have control. Further provided, that the Fund’s right to use the words “Skandia,” “AST,” or “American Skandia” shall also be subject to the terms, conditions, restrictions and limitations governing the use of such words as set forth in any licensing or similar agreement(s) that may then be in effect between Prudential Financial, Inc. and Skandia Insurance Company Ltd. or their successors or assigns.

17.   Liability of the Trustees and Shareholders. A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument are not binding upon any of the Trustees or shareholders individually but is binding only upon the assets and property of the Trust.

18.   Questions of Interpretation. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the ICA, shall be resolved by reference to such term or provision of the ICA and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to the ICA. In addition, where the effect of a requirement of the ICA, reflected in any provision of this Agreement, is related by rules, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this instrument to be executed by their officers designated below as of the day and year above written.

ADVANCED SERIES TRUST
(formerly AMERICAN SKANDIA TRUST)

By:

PRUDENTIAL INVESTMENTS LLC

By:

AST INVESTMENT SERVICES, INC.
(formerly AMERICAN SKANDIA INVESTMENT SERVICES, INCORPORATED)

By:

SCHEDULE A TO MANAGEMENT AGREEMENT

Portfolio	Proposed Investment Management Fee Rate

AST Wellington Management Hedged Equity Portfolio	1.00%

ADVANCED SERIES TRUST

Gateway Center Three

100 Mulberry Street

Newark, New Jersey 07102-4077

TWO EASY WAYS TO VOTE YOUR BALLOT!

TELEPHONE:   Call 1-888-221-0697 and follow the recorded instructions.

MAIL:   Vote, sign, date and return your voting instruction card by mail.

SPECIAL MEETING OF SHAREHOLDERS — March 30, 2011

VOTING INSTRUCTION CARD

VOTING INSTRUCTION FORM

AST AGGRESSIVE ASSET ALLOCATION PORTFOLIO

The undersigned hereby instructs [Prudential Annuities Life Assurance Company, Pruco Life Insurance Company, Pruco Life Insurance Company of New Jersey, Allstate Life Insurance Company, or Allstate Life Insurance Company of New York], as applicable (the Insurance Company), to vote all shares of the AST Aggressive Asset Allocation Portfolio, a series of Advanced Series Trust, attributable to the undersigned’s variable contract or interest therein at the Special Meeting of Shareholders on March 30, 2011 at 10 a.m. Eastern Time, and at any adjournments thereof, as indicated on the reverse side of this Voting Instruction Card.

IF THIS VOTING INSTRUCTION CARD IS SIGNED AND RETURNED WITH NO CHOICES INDICATED, THE SHARES WILL BE VOTED FOR THE PROPOSAL.  If you fail to return this Voting Instruction Card, or if you do not sign your Voting Instruction Card, the Insurance Company will vote all shares attributable to your account value in proportion to all voting instructions for the Portfolio actually received from contract owners in the Separate Account.

Dated:

Signature	(Sign in the Box)

Please sign exactly as your name appears to the left

VOTING INSTRUCTION FORM	VOTING INSTRUCTION FORM

Please fill in box(es) as shown using black or blue ink or number 2 pencil. ☒

PLEASE DO NOT USE FINE POINT PENS.

The Board of Trustees of Advanced Series Trust recommends voting FOR each proposal.

FOR	AGAINST	ABSTAIN

1.  To approve an increase in the investment management fee rate paid to Prudential Investments LLC and AST Investment Services, Inc. by the AST Aggressive Asset Allocation Portfolio (to be renamed the AST Wellington ManagementHedged Equity Portfolio)

☐	☐	☐

PLEASE SIGN AND DATE ON THE REVERSE SIDE.